Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$7,048,065
Realized Trading Gain (Loss) on Swaps	(8,492,702)
Unrealized Gain (Loss) on Market Value of Futures	(20,465,095)
Unrealized Gain (Loss) on Market Value of Swaps	(19,488,146)
Dividend Income	9,103
Interest Income	21,693
ETF Transaction Fees	13,000
Total Income (Loss)	$(41,354,082)

Expenses
Investment Advisory Fee	$918,691
Brokerage Commissions	401,903
Tax Reporting Fees	198,741
NYMEX License Fee	41,625
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	13,111
SEC & FINRA Registration Expense	9,610
Prepaid Insurance Expense	8,108
Legal Fees	6,059
Total Expenses	$1,611,437
Net Gain (Loss)	$(42,965,519)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/11	$2,182,390,696
Additions (7,500,000 Units)	81,446,600
Withdrawals (17,900,000 Units)	(210,526,044)
Net Gain (Loss)	(42,965,519)

Net Asset Value End of Period	$2,010,345,733
Net Asset Value Per Unit (169,597,828 Units)	$11.85

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502